Exhibit 10.4

Base Salaries
For Executive Officers of
Qualstar Corporation
For the Fiscal Year Ending June 30, 2007

		Fiscal Year 2007
Name	Title	Base Salary(1)

William J. Gervais	Chief Executive Officer and President	$195,000
Robert K. Covey	Vice President of Marketing	$172,000
David L. Griffith	Vice President of Operations	$165,000
Robert C. King	Vice President of Sales	$165,000	(2)
Richard A. Nelson	Vice President of Engineering	$170,000

(1)	Qualstar is an “at will” employer. The expression of base salaries in annual amounts does not imply that there is an agreement to employ any executive officer for any specific period of time.

(2)	Mr. King also receives an auto allowance of $6,000 per year.